To:    ANAGOLD MADENCİLİK SANAYİ VE TİCARET A.Ş. (the Borrower)

Attention: David Muir

Çetin Emeç Bulvarı 8.Cad. 1332. Sok. No: 8/8
Aşağı Öveçler Dikmen Cankaya Ankara, Türkiye

30 December 2022

Dear Sirs

Waiver and Amendment Letter

1Introduction

1.1We refer to:

(a)the facility agreement originally dated 21 September 2015 entered into between amongst others Anagold Madencilik Sanayi Ve Ticaret A.Ş as Borrower; Alacer Gold Corp. as Parent; Societe Generale, London Branch, BNP Paribas (Suisse) SA and ING Bank N.V. (each as a Mandated Lead Arranger); and ING Bank N.V. as Facility Agent, as first amended and restated pursuant to an amendment and restatement agreement dated 16 June 2016 and further amended and restated pursuant to a second amendment and restatement deed dated 30 July 2019 (the "Facility Agreement");

(b)the email correspondence, including that on July 6, 7, 13, 15 and 22, 2022 exchanged between the Borrower and the Facility Agent, relating to the spill of cyanide at the Project and the consequential fine imposed by the Ministry of Environment, Urbanization and Climate Change in respect of that spill (the "Incident”); and

(c)documents sent by the Borrower to the Facility Agent on August 16, 2022, describing the Incident and response thereto; and

(d)Clause 21.9(b) (Financial statements) of the Facility Agreement in relation to the delivery of the quarterly interim financial statements of the Borrower within forty five (45) days of 30 June 2022 (the "2022 Q2 Financial Statements").

1.2Words and phrases used in this letter (the "Waiver and Amendment Letter") shall have the meanings set out in the Facility Agreement, unless otherwise defined in this Waiver and Amendment Letter.

1.3The Incident has resulted in:

(a)a breach of the following provisions of the Facility Agreement:

(i)certain representations and warranties made as of June 30, 2022 and 30 September 2022, and contained in clauses 20.9 (Validity and admissibility in evidence; Authorisations), 20.33, 20.34 and 20.35 (Environmental and Social Matters) and 20.71 (Compliance with laws) (the “Affected Representations”);

(ii)the information undertakings contained in clauses 21.6 (Environmental and Social Monitoring Report), 21.19 (Borrower Compliance Certificate), 21.23 (Environmental and Social Matters) and 21.24 (Miscellaneous Information);

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(iii)the project undertakings contained in clauses 25.7 (Project Authorisations) 25.9, 25.10, 25.11, 25.12 and 25.15 (Environmental and Social Matters);and

(b)Events of Default (as defined in the Facility Agreement) under clauses 27.6 (Breach of other obligations) of the Facility Agreement pursuant to the breaches set out at paragraphs (a)(ii) and (iii), clause 27.8 (Misrepresentation) of the Facility Agreement pursuant to the breaches set out at paragraph a(i) and clauses 27.29 and 27.31 (Environmental matters) of the Facility Agreement (collectively the “Incident Events of Default”).

1.4The 2022 Q2 Financial Statements were not delivered by the Borrower within forty five (45) days of 30 June 2022 and the Borrower is therefore in breach of clause 21.9(b) (Financial statements) of the Facility Agreement (the "Financial Statement Breach"). The Financial Statement Breach has resulted in an Event of Default under clause 27.6 (Breach of other obligations) of the Facility Agreement (the "Financial Statement Event of Default").

2Waivers

The Facility Agent (acting on the instructions of the Majority Lenders) agrees:

(a)to waive each Incident Event of Default as it relates to the Incident and the disclosure thereof by the Borrower to the Facility Agent;

(b)that the Affected Representations are hereby modified to reflect the disclosure of the Incident and agrees that the Incident is an exception to those Affected Representations; and

(c)to waive the Financial Statement Event of Default.

3Undertakings

3.1The Borrower undertakes to deliver the Environmental and Social Monitoring Report no later than 30 November 2022.

3.2The Borrower undertakes to notify the Facility Agent:

(a)immediately on becoming aware (and no later than 19 March 2023) that it will not be able to provide by 19 March 2023 the required information as specified in Annex-3C of the Environmental Permit and Licence Regulation which would allow the Borrower to convert the temporary operating permit, granted by the Ministry of Environment on 20 September 2022 into a five year permanent operating permit (the "Permanent Permit"); or

(b)on receipt of the Permanent Permit issued to the Borrower by the Ministry of
Environment.

4Amendment

With effect from the date of your counter-signature of this letter, the Facility Agreement shall be amended as follows:

(a)the Gold price set out in Schedule 9 (Economic Assumptions) shall be amended to read as follows:

"Gold price:

For 1 October 2022 to 31 December 2022: US$1,650.00 per ounce

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For 2023: US$1,600.00 per ounce

For 2024: US$1,400.00 per ounce

For 2025 and thereafter: US$1,250.00 per ounce."; and

(b)Paragraph 2(a) of the Form of Borrower Compliance Certificate set out at Schedule 5, Part 1 (Form of Borrower Compliance Certificate) shall be deleted in its entirety and replaced with:

"(a)    the Historic Debt Service Cover Ratio for the Calculation Period ending on [insert relevant Calculation Date] is greater than or equal to 1.20:1;".

5Other

5.1The parties agree and acknowledge that the transfer of funds by the Borrower of US$24,800,000 on 20 September 2022 and US$2,500,000 on 26 September 2022 from the Distribution Account to the Proceeds Account was an Additional Equity Contribution (as defined in the Facility Agreement) and that Additional Equity Contribution was deemed to be Revenue for the purpose of calculating CFADS, in accordance with clause 27.5 (Financial covenants) of the Facility Agreement.

5.2The parties agree and acknowledge that notwithstanding the terms of the Facility Agreement and only in relation to the calculation for the Historic Debt Service Cover Ratio at Clause 22.1 (Financial and reserve undertakings) and for the purpose of calculating the Historic Debt Service Cover Ratio for a Borrower Compliance Certificate, the Calculation Period as defined at paragraph (a) of the definition of Calculation Period contained in clause 1.1 (Definitions) of the Facility Agreement, shall be interpreted such that it does not include the three month period commencing on 1 July 2022 and ending on 30 September 2022 (the "Q3 2022 Period"). Accordingly and for the avoidance of doubt, any:

(a)CFADS; or

(b)principal amount of the Loans which became due and payable pursuant to clause 6.1 (Repayment of the Loans) of the Facility Agreement plus interest and all other amounts required under the Finance Documents to be paid in relation to such Loans, in the Q3 2022 Period shall not be included in any calculations for the Historic Debt Service Cover Ratio to be determined in accordance with Clause 22.1 (Financial and reserve undertakings) and for calculating the Historic Debt Service Cover Ratio for a Borrower Compliance Certificate.

6Representations

By countersigning this letter, the Borrower confirms that each of the Repeating Representations, as modified pursuant to paragraph 2(b) (Waivers):

(a)is true on the date of this letter; and

(b)is true on the date of your counter-signature of this letter after the waiver set out in Paragraph 2 (Waivers) has come into effect and this letter has become a Finance Document.

7Continuing Obligations

7.1The waivers granted in Paragraph 2 (Waivers) are strictly limited to the matters and upon the conditions set out herein and shall not be construed as the granting of, or a right to, any waiver of any other provision.

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7.2Except as expressly provided in paragraphs 2 (Waivers) and 4 (Amendment) above, nothing in this Waiver and Amendment Letter shall constitute an amendment, waiver, consent or release of any provision of, or any right or remedy of any party to the Facility Agreement, nor otherwise prejudice any right or remedy of any Finance Party under the Facility Agreement or any Finance Document.

7.3The Facility Agent confirms that, save to the extent varied by this Waiver and Amendment
Letter, the Facility Agreement remains in full force and effect in accordance with its terms.

7.4Nothing in this Waiver and Amendment Letter shall affect the rights of any Finance Party in respect of the occurrence of any Event of Default which is continuing, and which has not been remedied or waived in accordance with the terms of this Waiver and Amendment Letter, or which arises on or after the date of this Waiver and Amendment Letter.

8Miscellaneous

8.1This Waiver and Amendment Letter is hereby designated as a Finance Document by each of the Facility Agent and the Borrower.

8.2This Waiver and Amendment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Waiver and Amendment Letter shall be effective as delivery of an original executed counterpart hereof.

8.3No term of this Waiver and Amendment Letter is enforceable by, or of benefit to, anyone other than the Finance Parties and the parties to this Waiver and Amendment Letter under the Contracts (Rights of Third Parties) Act 1999.

8.4This Waiver and Amendment Letter and all non-contractual obligations arising out of or in connection with it are governed by English law and the provisions of clause 45 (Enforcement) of the Facility Agreement shall apply to this Waiver and Amendment Letter, with necessary changes.

Yours faithfully,
[Signatures Redacted]
ING Bank N.V.
as Facility Agent acting for and on behalf of the Majority Lenders

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We hereby agree to the terms of the Waiver and Amendment Letter and acknowledge that the consents and waivers contained in the Waiver and Amendment Letter are subject in all respects to the terms set out therein.

/s/ Ahmet Doğan, Chairman
Authorised signatory
for and on behalf of
ANAGOLD MADENCİLİK SANAYİ VE TİCARET A.Ş.
as Borrower
Date: 30 December 2022

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